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                                                                    EXHIBIT 99.1


                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and a Tender Offer Statement on
Schedule 14D-1 (including, in each case, amendments thereto) with respect to the Series A Common Stock, par value $0.01 per share, of The Presley Companies, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Joint Filing Agreement as of October 7, 1999


                                                /s/  William Lyon
                                                --------------------------------
                                                     William Lyon


                                                /s/  William H. Lyon
                                                --------------------------------
                                                     William H. Lyon